Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	September 8, 2010
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES CANCELLATION OF INVESTOR CONFERENCE APPEARANCES

KING OF PRUSSIA, PA — Universal Health Services, Inc. (NYSE: UHS) announced today that it intends to cancel certain upcoming investor conference appearances as it focuses on closing the acquisition of Psychiatric Solutions and prepares for its previously announced financing transactions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities offered as part of the financing may not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company’s assessment of these risks and uncertainties changes.

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating, through its subsidiaries, acute care hospitals, behavioral healthcare facilities and ambulatory centers located throughout the United States and Puerto Rico. For additional information on the Company, visit our web site: http://www.uhsinc.com.

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